UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 22, 2019

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Form 8-K

Item 8.01 Other events.

On April 22, 2019, AmeriServ Financial, Inc. issued a press release announcing that its Board of Directors had declared a $0.025 per share quarterly common stock cash dividend.  This new quarterly dividend amount represents a 25% increase from the previous $0.02 per share quarterly dividend.  The cash dividend is payable May 20, 2019 to shareholders of record on May 6, 2019.  This cash dividend represents a 2.46% annualized yield using the April 18, 2019 closing common stock price of $4.06 and represents an approximate payout ratio of 23% based upon the Company’s recently reported first quarter 2019 earnings per share of $0.11.  The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release, dated April 22, 2019, of AmeriServ Financial, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: April 22, 2019

Exhibit 99.1

AMERISERV FINANCIAL, INC. ANNOUNCES INCREASED QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) announced that its Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  This new quarterly dividend amount represents a 25% increase from the previous $0.02 per share quarterly dividend.  The cash dividend is payable May 20, 2019 to shareholders of record on May 6, 2019.  This cash dividend represents a 2.46% annualized yield using the April 18, 2019 closing common stock price of $4.06 and represents an approximate payout ratio of 23% based upon the Company’s recently reported first quarter 2019 earnings per share of $0.11.

 Jeffrey A. Stopko, President and Chief Executive Officer, commented on the increased common stock cash dividend: “This represents the third consecutive year that we have increased our common stock dividend.  Our Board of Directors believes that strong capital returns to our shareholders are an important component of total shareholder return. This increased cash dividend, along with our recently announced common stock repurchase program, indicate their confidence in the earnings power of AmeriServ Financial, Inc.”

AmeriServ Financial Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown.  The Company’s subsidiaries provide full-service banking and wealth management services through sixteen community offices in southwestern Pennsylvania and Hagerstown, Maryland.  The Company also operates loan production offices in Altoona and Monroeville, Pennsylvania.  At March 31, 2019, AmeriServ had total assets of $1.17 billion, a book value of $5.65 per common share and a tangible book value of $4.97 per common share.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding AmeriServ's dividend program and future payment obligations. These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.